SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 20, 2004

Express Scripts, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	0-20199	43-1420563

(State or other jurisdiction of corporation)	(Commission File No.)	(IRS Employer Identification No.)

13900 Riverport Drive, Maryland Heights, Missouri	63043

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(314) 770-1666

(Former name or former address, if changed since last report)

Item 9.      Regulation FD Disclosure

                    On April 19, 2004 Express Scripts, Inc. (the "Company") sent a Notice of Redemption to the holders of the Company's 9 5/8% Series B Senior Notes due June 15, 2009 (the "Notes"). Pursuant to the terms of the Indenture entered into in connection with the Notes, the Company will redeem the entire outstanding principal amount of the Notes on June 15, 2004 at a redemption price equal to 104.8125% of the principal amount of the Notes together with accrued interest.

SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.

Date: April 20, 2004	By: /s/ Thomas M. Boudreau
Thomas M. Boudreau
Secretary